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                         GAMETECH INTERNATIONAL, INC.
                               SUBLEASE AGREEMENT

    Trend Gaming Systems, LLC and the GameTech International, Inc. agree:

                          BASIC SUBLEASE INFORMATION

          In addition to the terms, which are defined elsewhere in this Sublease, the following defined terms are used in this Sublease:

          (a)     DATE:                           October 1,1997
                                                -------------------------------

          (b)     TENANT:                         GameTech International, Inc.
                                                -------------------------------

          (c)     TENANTS ADDRESS:                2209 W. 1st St. Suite 113-114
                                                -------------------------------
                                                  Tempe, AZ 85281
                                                -------------------------------

          (d)     SUBLESSOR:                      Trend Gaming Systems, LLC
                                                -------------------------------

          (e)     SUBLESSOR'S ADDRESS:            11006 Metric Blvd.
                                                -------------------------------
                                                  Austin, TX 78758
                                                -------------------------------

          (f)     PREMISES ADDRESS:               11006 Metric Blvd.
                                                -------------------------------
                                                  Austin, TX 78758
                                                -------------------------------

          (g)     COUNTY:                         Travis County
                                                -------------------------------

          (h)     COMMENCEMENT DATE:              October 1, 1997
                                                -------------------------------

          (i)     EXPIRATION DATE:                February 28, 1998
                                                -------------------------------

          (j)     TERM:                           Five Months
                                                -------------------------------

          (k)     MONTHLY BASE RENT:              $2,939.46
                                                -------------------------------


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          THIS SUBLEASE is made and entered into as of the date listed above, by and between TREND GAMING SYSTEMS, LLC ("Trend") and Sublessee GAMETECH INTERNATIONAL, INC. ("GameTech"), a Delaware corporation, as Tenant.

          THE PREMISES which is the subject of this Sublease is situated at Kramer Lane 65, Section 2, Block B, Lot 12 and contains an area of approximately 5,400 square feet. A map of the exterior of the Premises is attached herein as Exhibit "A". The Premises contains the offices of Trend Gaming Systems and the subject area of this Sublease containing offices of Game Tech International, Inc. A map of the interior of the premises containing the spatial divisions between Trend and GameTech is attached herein as Exhibit "B".

          ATTACHED HERETO as Exhibit "C" (but not incorporated as a part of the terms and conditions of the subject Sublease between Trend and GameTech) is that certain Lease Agreement entered into September 1, 1995 giving Trend it's right of possession to the Premisis shown in Exhibit "A".

          WITNESSETH: That Trend, in consideration of the covenants of said Sublease hereinafter set forth, does sublease the Premises to GameTech under the terms and conditions set forth and grants to GameTech the full and quiet enjoyment of GameTech's portion of the Premises throughout the term of the Sublease.

          1. TERM.

          The term of said Sublease is for the period specified above, commencing on the Commencement Date and ending on the Expiration Date.

          2. MONTHLY RENTAL.

          The monthly rental on the Premises shall be the Monthly Base Rent specified above. The monthly rental payments are due on or before the first day of each calendar month during the term herein without any prior demand.

          3. USE OF PREMISES.

          The Premises described above is subleased to GameTech for the purpose of operating an office for the manufacturing and distribution of electronic video bingo equipment.

          4. WAIVER OF SUBROGATION.

          Trend and GameTech each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage that may occur to the Premises, improvements therein, or to personal property of Trend or GameTech within the Premises, by reason of fire, the elements or other casualty regardless of the cause or origin, including the negligence of Trend or GameTech or their agents, employees, contractors and/or invitees. Trend and GameTech shall give notice to their respective insurance carriers, if required, that the foregoing mutual waiver of subrogation is contained in this Sublease.

          5. REPAIRS.

          (a) Except as otherwise provided herein, Trend agrees to pay 25% and GameTech agrees to pay 75% for all necessary maintenance work to the interior portions of the Premises.

          (b) Except as otherwise provided, GameTech accepts the Premises in its present condition.

          6. SERVICES/UTILITIES.

          Trend agrees to pay 25% and Game Tech agrees to pay 75% for all water, gas, heat, light, power, sewer charges, garbage collection and all other services and utilities supplied to the Premises, together with any sales taxes thereon.

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          7. ASSIGNMENTS/SUBLETTING

          Trend agrees that it will not assign or sublet in whole or part any portion of the subject sublet Premises without the prior written consent of GameTech, which said consent will not be unreasonably withheld.

          8. RENEWAL OF LEASE.

          Trend and GameTech agree to negotiate in good faith a renewal of this Sublease if requested by either party at least thirty (30) days prior to the Expiration Date. The renewed Sublease, if any, shall be upon such terms and at such rental as the parties may agree.

          9. BREACH.

          (a) The failure of either party to fully perform under any or all of the terms and conditions of this Sublease shall constitute a breach of this Sublease, entitling the offended party to take any and all such action provided by law.

          (b) Written notice of any breach alleged under this Sublease shall be given to the defaulting party. If the defaulting party has not cured the default at the end of five (5) days or for breaches which cannot be cured in five (5) days, has not commenced action to cure the breach and completed such action with reasonable promptness, then the other party may take any and all such action provided by law, and shall be entitled to recover all of its damages including an additional amount for attorneys' fees and costs.

          10. SURRENDER OF PREMISES.

          GameTech shall, upon the expiration of the term of the Sublease, or upon an earlier termination hereof, quit and surrender the Premises in good order or condition and repair, reasonable wear and tear and acts of God excepted.

          11. SAVINGS CLAUSE.

          If any term or provision of this Sublease or any application thereof shall be declared or held to be invalid or unenforceable, then the remaining terms and provisions of this Lease shall not be affected thereby.

          12. LIEN PROTECTION.

          (a) GameTech agrees that at no time during the term of this Sublease will it permit a lien or encumbrance arising from any act or omission on its part of any kind or nature to come into existence against the Premises. If at any time a lien or encumbrance arising from an act or omission of GameTech is filed against the Premises, GameTech shall promptly discharge said lien or encumbrance, and if said lien or encumbrance has not been removed within thirty (30) days from the date it is filed or recorded against the Premises, GameTech agrees that it will deposit with Trend in cash or a satisfactory bond in an amount sufficient to satisfy the claim of the person or concern filing the lien or encumbrance and shall leave the same on deposit with Trend until said lien is discharged.

          (b) Trend agrees that at no time during the term of this Sublease will it permit a lien or encumbrance arising from any act or omission on its part of any kind or nature to come into existence against the Premises. If at any time a lien or encumbrance arising from an act or omission of Trend is filed against the Premises, Trend shall promptly discharge said lien or encumbrance, and if said lien or encumbrance has not been removed within thirty (30) days from the date it is filed or recorded against the Premises, Trend agrees that it will deposit with GameTech in cash or a satisfactory bond in an amount sufficient to satisfy the claim of

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     the person or concern filing the lien or encumbrance and shall leave the same on deposit with GameTech until said lien is discharged.

     13. NOTICES.

     Any notices or demands to be given hereunder shall be given to Trend or to GameTech at the addresses set forth in the Basic Sublease Information or at such other address as may later be provided.

     14. WAIVER.

     No waiver of any breach of any one of the agreements, terms, conditions or covenants of this Sublease by Trend or GameTech shall be deemed to imply or constitute a waiver of any other agreement, term, condition or covenant of this Sublease. The failure of either party to insist on strict performance of any agreement, term, condition or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either thereafter to enforce any other default of such agreement, term, condition or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either pare to forego or subvert or otherwise disregard any other agreement term, condition or covenant of this Sublease.

     15. ESTOPPEL CERTIFICATE.

     Whenever requested to do so by either party, the other party to this Sublease shall execute and deliver to the requesting entity within 10 days after receipt of a written request a written statement which shall recite all of the following, if true, or which shall recite in detail, in what particular respect any of these items are not true:

     (a) That this Sublease is in full force and effect;

     (b) That this Sublease is in good standing;

     (c) That all rent payments required to be paid by GameTech up to the date of the statement, have been paid;

     (d) That no advance rent payments have been made, or if any were paid. The specific period of time for which they were paid;

     (e) That this Sublease has not been amended or changed;

     (f) That the party providing the statement has no outstanding claims or demands against the other party under the terms and provisions of this Sublease;

     (g) Such other information about the then status of this Sublease as might be reasonably requested.

     16. SUCCESSORS.

     All of the agreements, terms, conditions, and covenants set forth in this Sublease shall inure to the benefit of and be binding upon the heirs, legal representatives, successors, executors and assigns of the parties, except that no assignment of Sublease in violation of the provisions of this Sublease shall vest any right in the assignee.

     17. ENTIRE AGREEMENT.

     This Sublease constitutes the entire agreement of the parties hereto. No representations, promises, terms, conditions, obligations or warranties whatsoever referring to the subject matters hereof, other than those expressly set forth herein, shall be of any binding legal force or effect whatsoever. No


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modification, change or alteration of this Sublease shall be of any legal force or effect whatsoever unless in writing, signed by all the parties hereto. Wherever used herein, the singular shall include the plural, and the use of any gender shall be applicable to all genders.






     IN WITNESS WHEREOF, the parties have hereunto set their hands, or caused this Sublease to be executed by their authorized agent this 1 day of October, 1997.



GameTech International, Inc.:  /s/ [Illegible]
                              ______________________________



Trend Gaming Systems:  /s/ [Illegible]
                      ______________________________________


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                                   EXHIBIT A

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LEGAL DESCRIPTION:      Kramer Lane 65, Section 2, Block B, Lot 12
                        (less 2,090 square feet)

ADDRESS:                11006 Metric Boulevard
                        Austin, Texas  78758















                      [CONCRETE PARKING AND DRIVE MAP]

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                                   EXHIBIT B

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                            [GAMETECH FLOOR PLAN]

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                                   EXHIBIT C